Exhibit 99.(b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of BMT Investment Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of BMT Investment Funds for the period ended November 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of BMT Investment Funds for the stated period.

/s/ Francis J. Leto	/s/ Michael W. Harrington
Francis J. Leto President, BMT Investment Funds	Michael W. Harrington Treasurer, BMT Investment Funds
(principal executive officer)	(principal financial officer)
Dated:	1/22/18

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by BMT Investment Funds for purposes of Section 18 of the Securities Exchange Act of 1934.